Exhibit 10.2

STATE OF NORTH CAROLINA

COUNTY OF HARNETT

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into by and among SELECT BANK & TRUST COMPANY, a North Carolina banking corporation (the “Bank”), SELECT BANCORP, INC., a North Carolina business corporation (the “Company”) and W. KEITH BETTS (the “Employee”) effective as of January 22, 2019 (the “Effective Date”).

WITNESSETH:

WHEREAS, the Bank, the Company and the Employee previously entered into an Employment Agreement effective as of January 11, 2017 (the “Employment Agreement”); and

WHEREAS, the Bank, the Company and Employee desire to enter into this Amendment to provide Employee with security in the event of a change in control of the Bank and to ensure the continued loyalty of Employee during any such change in control in order to maximize shareholder value as well as the continued safe and sound operation of the Bank; and

WHEREAS, it is in the best interests of the Bank, the Company and the Company’s shareholders to maintain an experienced and sound executive management team to manage the Bank and to further the Company’s overall strategies to protect and enhance the value of the shareholders’ investments; and

WHEREAS, Paragraph 10 of the Employment Agreement provides that the Employment Agreement may be amended in writing signed by each of the parties thereto; and

WHEREAS, the Bank, the Company and Employee desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Bank, the Company and Employee hereby agree as follows:

1.       Paragraph 8. Paragraph 8 of the Employment Agreement is hereby amended by deleting subparagraph 8(d) in its entirety and replacing with new subparagraph 8(d) which shall now read as follows:

(d)       Upon a Change in Control Termination, the Bank shall pay to Employee in a lump sum in cash on the earlier of (x) the first day of the seventh month after the date of the Change in Control Termination Date or (y) the date of Employee’s death an amount equal to two hundred ninety-nine percent (299%) of Employee’s base amount as defined in Section 280G(b)(3)(A) of the Code.

2.       Remainder of Employment Agreement. Except as expressly amended by this Amendment, the provisions of the Employment Agreement shall remain in full force and effect, in their entirety, in accordance with their terms.

3.       Governing Law; Venue. This Amendment shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply. The parties agree that any litigation arising out of or related to this Amendment will be brought exclusively in any state or federal court in Harnett County, North Carolina. Each party (i) consents to the personal jurisdiction of said courts, (ii) waives any venue or inconvenient forum defense to any proceeding maintained in such courts, and (iii) agrees not to bring any proceeding arising out of or relating to this Amendment in any other court.

4.       Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors and permitted assigns. The Employee may not assign any of his rights or delegate any of his duties under this Amendment.

5.       Entire Agreement. As amended by this Amendment, the Employment Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter thereof and supersedes and merges all prior discussions between the parties. No modification of or amendment to this Amendment, nor any waiver of any rights under this Amendment, will be effective unless in writing and signed by each of the parties hereto.

6.       Defined Terms; Captions. Except as modified and amended by this Amendment, capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them by the Employment Agreement. The captions in this Amendment are for convenience only and in no way define, bind or describe the scope or intent of this Amendment.

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7.       Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or electronic transmission of a signed counterpart of this Amendment will be sufficient to bind the party or parties whose signature(s) appear thereon.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement under seal and in such form as to be binding as of the Effective Date.

SELECT BANCORP, INC.

By:	/s/ William L. Hedgepeth II	(seal)
Name:	William L. Hedgepeth, II
Title:	President and Chief Executive Officer

ATTEST:

/s/ Brenda B. Bonner
Brenda B. Bonner, Secretary

SELECT BANK & TRUST COMPANY

By:	/s/ William L. Hedgepeth II	(seal)
Name:	William L. Hedgepeth, II
Title:	President and Chief Executive Officer

ATTEST:

/s/ Brenda B. Bonner
Brenda B. Bonner, Secretary

EMPLOYEE

/s/ W. Keith Betts	(seal)
W. Keith Betts

[Signature Page to First Amendment to Employment Agreement]